Exhibit 99.1

400 Centre Street, Newton MA 02458-2076	tel: (617) 796-8350 fax: (617) 796-8385
FOR IMMEDIATE RELEASE	Contact: Timothy A. Bonang Manager of Investor Relations (617) 796-8149 www.fivestarqualitycare.com

Five Star Extends Bank Facility to May 2008

Newton, MA (July 11, 2006): Five Star Quality Care, Inc. (AMEX: FVE) today announced that it has extended the maturity of its secured $25 million revolving credit facility to May 8, 2008. Five Star will also have the option to extend this maturity for two consecutive one-year terms on certain conditions, including payment of an extension fee and lender consent.

In addition to the extended term, interest paid on drawings under the facility was reduced from LIBOR plus 250 basis points to LIBOR plus 150 basis points. The maximum amount available to Five Star under this credit facility remains $25 million, but this amount may be increased to $50 million in certain circumstances, including lender consent.

Wachovia Bank, National Association acted as lender for this credit facility.

Five Star Quality Care, Inc. owns, leases, manages and operates senior living communities which offer independent living apartments, assisted living accommodations and skilled nursing services in 153 senior living communities with over 17,000 living units, located in 28 states. Five Star also owns and operates five institutional pharmacies.  Five Star is headquartered in Newton, Massachusetts.

WARNING REGARDING FORWARD LOOKING STATEMENTS

              CERTAIN STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS MAY NOT OCCUR. FOR EXAMPLE, STATEMENTS IN THIS PRESS RELEASE MAY IMPLY THAT FIVE STAR WILL BE ABLE TO DRAW UP TO $25 MILLION AT ALL TIMES DURING THE TERM OF THE CREDIT FACILITY AND THAT THE TERM AND AMOUNT OF THIS FACILITY MAY BE EXPANDED. HOWEVER, FIVE STAR'S ABILITY TO DRAW FUNDING UNDER THIS FACILITY IS DEPENDENT UPON SEVERAL CONDITIONS INCLUDING AVAILABLE COLLATERAL AND FIVE STAR'S CONTINUING OBLIGATION TO COMPLY WITH CERTAIN COVENANTS AND RATIOS. SIMILARLY, FIVE STAR'S ABILITY TO EXTEND OR ENLARGE THIS FACILITY IS ALSO CONDITIONAL UPON SEVERAL CONDITIONS, INCLUDING AVAILABLE COLLATERAL, COVENANT COMPLIANCE AND

LENDER CONSENT. FIVE STAR MAY BE UNABLE TO SATISFY THESE CONDITIONS IN THE FUTURE BECAUSE ITS FINANCIAL POSITION DETERIORATES OR FOR SOME OTHER REASONS. FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

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